Exhibit 10.11(b)

UNSECURED PROMISSORY NOTE

$____________	Dallas, Texas	_____________ , 2006

FOR VALUE RECEIVED, the undersigned, UNIVERSAL POWER GROUP, INC., a Texas corporation (“Maker”), promises to pay to the order of ZUNICOM, INC., a Texas corporation (“Payee”), on or before _________ , 2012 (the “Maturity Date”), the principal sum of ____ MILLION AND NO/100 DOLLARS ($__,000,000.00) , with interest thereon from this date on the unpaid principal amount hereof from time to time outstanding at the rate of interest provided below, both principal and interest payable as provided below in lawful money of the United States of America at the address of Payee set forth below or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Unsecured Promissory Note (the “Note”).

The unpaid principal of this Note from time to time outstanding shall bear interest prior to maturity at the rate of interest equal to 6.00% per annum. Interest shall be payable quarterly in arrears on the unpaid principal balance of this Note outstanding from time to time beginning ___________ __, 2007.

Maker shall be entitled, and in certain instances may be required, to prepay the principal of the Note from time to time. Except as otherwise set forth herein, the original principal amount of this Note shall be payable in sixteen (16) equal quarterly installments of ____________ 00/100 DOLLARS ($__________) beginning _______ __, 2008 [21 months from the date of this Note] (each such date on which a payment is due, a “Payment Date”). Notwithstanding the prior sentence, in the event the underwriters of Maker’s initial public offering exercise their over-allotment option, in whole or in part, the net proceeds to Maker from the sale of the shares of its common stock covered by such option (after taking into account any discounts or commissions payable to the underwriters) shall be payable to Payee and applied against the original principal amount of this Note. Any remaining balance shall be payable in sixteen equal quarterly installments as set forth above.

Notwithstanding the foregoing, the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be immediately due an payable upon the earliest to occur of the following events:

(i)	if Maker shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

(ii)	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Maker and if instituted is not dismissed within sixty (60) days; or

(iii)	Maker shall fail to make any payment, whether interest, principal or a combination of the two, when due and such failure continues for ten (10) days without being cured.

All principal and interest under this Note that remains in arrears five (5) or more consecutive days after their respective due dates shall thereafter bear interest at the rate of interest per annum equal to ten percent (10%) (the “Default Rate”).

Maker waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this Note in addition to the principal and interest due and payable hereon all the costs and expenses of the holder in enforcing this Note including, without limitation, reasonable attorneys’ fees and legal expenses.

This Note and the rights, duties and liabilities of the parties hereunder or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed by and construed in accordance with the law of the State of Texas and the law of the United States applicable to transactions within such State.

No amendment of this Note shall be binding unless expressed in a writing executed by Maker and the holder of this Note.

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MAKER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

Dated effective as of this the ____ day of __________ , 2006.

Maker’s Address:	MAKER:

1720 Hayden Drive	UNIVERSAL POWER GROUP, INC., a
Carrollton, Texas 75006	Texas corporation

By:
Name:
Title:

Maker’s Address:	MAKER:

1720 Hayden Drive	UNIVERSAL POWER GROUP, INC., a
Carrollton, Texas 75006	Texas corporation

By:
Name:
Title:

Payee’s Address:

ZUNICOM, INC.
1720 Hayden Drive
Carrollton, Texas 75006
Attn: William Tan